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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Storage Equities, Inc. pertaining to the Storage Equities, Inc. 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the Storage Equities, Inc. 1994 Stock Option Plan, the Registration Statement on Form S-3 (No. 33-54755) and in the related prospectus and Registration Statement on Form S-4 (No. 33-49696) and in the related prospectus of our report dated February 7, 1995, except Note 13, for which the date is March 13, 1995 with respect to the consolidated financial statements and schedules of Storage Equities, Inc. for the years ended December 31, 1994, 1993 and 1992 included in the Annual Report (Form 10-K) for 1994 filed with the Securities and Exchange Commission.


                                               ERNST & YOUNG LLP

March 22, 1995
Los Angeles, California